Exhibit 10.1

Securities Purchase Agreement

dated April 30, 2016

Accompanying this exhibit is a 37 page document in PDF format showing the Securities Purchase Agreement by and among Rokwader Acquisition Corp., Clean Freak USA, Inc., and selling shareholders.